UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): July 27, 2011
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On July 27, 2011, Chico’s FAS, Inc. and its wholly owned subsidiaries (the Company) entered into a $70 million senior five-year unsecured revolving credit facility (the “Credit Facility”) with a syndicate led by JPMorgan Chase Bank, N.A., as administrative agent and HSBC Bank USA, National Association, as syndication agent. The Credit Facility replaces the Company’s previous credit facility with a syndicate led by SunTrust Bank.
The Credit Facility provides a $70 million revolving credit facility that matures on July 27, 2016 (the Maturity Date). The Credit Facility provides for swing advances of up to $5 million and issuance of letters of credit up to $40 million. The Credit Facility also contains a feature that provides the Company the ability, subject to satisfaction of certain conditions, to expand the commitments available under the Credit Facility from $70 million up to $125 million. The proceeds of any borrowings under the Credit Facility may be used to fund future permitted acquisitions, to provide for working capital and for other general corporate purposes. Principal amounts outstanding from time to time are due and payable on the Maturity Date, unless earlier payable by acceleration or otherwise (as is the case with LIBO Rate borrowings under the Credit Facility). Accrued interest is payable under the Credit Facility not less frequently than on the last day of each of March, June, September, December, annually, and on the Maturity Date. The frequency of such interest payments shall be determined by the interest rate election made by the Company at the time of any borrowing under the Credit Facility. As of August 2, 2011, there are no borrowings outstanding under the Credit Agreement.
Certain of the Company’s wholly-owned subsidiaries have guaranteed all of the obligations of the Company arising under the Credit Facility pursuant to a guaranty dated July 27, 2011 in favor of the administrative agent.
The interest on revolving loans under the Credit Facility will accrue, at the Company’s election, at either (i) an Alternate Base Rate plus the Applicable Rate or (ii) an adjusted eurodollar rate tied to LIBOR for the selected interest rate period plus the Applicable Rate. The Alternate Base Rate shall mean the highest of (i) the per annum rate which JPMorgan Chase Bank, N.A. publicly announces as its prime rate in effect at its principal office in New York City, (ii) a weighted average per annum Federal Funds rate plus one-half of one percent (1/2%)and (iii) an adjusted per annum eurodollar rate tied to the one-month LIBOR rate plus one percent (1%). The Applicable Rate is based upon a pricing grid depending on the then current leverage ratio computed in accordance with the terms of the Credit Facility. Loans under the swingline subfacility shall bear interest at the Alternate Base Rate as described above. Letter of credit commission fees accrue and are payable quarterly equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the face amount of each such letter of credit and range from 125 basis points per annum to 200 basis points per annum; in addition, there is a fronting fee computed at a rate of 0.125% per annum which accrues on the stated amount of the outstanding letters of credit and is payable quarterly. The Credit Facility also requires the payment of quarterly fees based on the average daily unused portion of the Credit Facility, in an amount equal to the applicable Commitment Fee Rate then in effect ranging from 0.375% to 0.55% per annum. Amounts due under the Credit Facility may voluntarily be prepaid without premium or penalty.
The Credit Agreement for the Credit Facility contains standard affirmative and negative covenants and other limitations (subject to various carve-outs) regarding the Company. The covenants limit: (a) the making of investments, the payment of dividends and other payments with respect to capital, the disposition of material assets other than in the ordinary course of business, and mergers and acquisitions under certain conditions, (b) transactions with affiliates unless such transactions are completed in the ordinary course of business and upon fair and reasonable terms, (c) the incurrence of liens and indebtedness, and (d) certain substantial changes in the nature of the subsidiaries business.
The Credit Agreement contains customary financial covenants for unsecured credit facilities, consisting of a maximum total debt leverage ratio and a minimum fixed charge coverage ratio.
The Credit Facility contains customary events of default. If a default occurs and is not cured within any applicable cure period or is not waived, the Company’s obligations under the Credit Facility may be accelerated or the Credit Facility may be terminated.

A copy of the Credit Facility is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Facility does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Facility documents, which are incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with the new Credit Facility described in Item 1.01 above, on July 27, 2011, the Company terminated its $55 million senior secured revolving credit facility with the syndicate led by SunTrust Bank (the “SunTrust Bank Credit Facility”). The prior descriptions of the SunTrust Bank Credit Facility contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on December 1, 2008 are incorporated by reference herein.
The foregoing descriptions of the SunTrust Bank Credit Facility do not purport to be complete, and are qualified in their entirety by reference to the full text of the credit agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A (Amendment No. 2) filed on September 30, 2009, as amended by a First Amendment filed as Exhibit 10.46 to the Company’s Form 10-K filed on March 22, 2011. The SunTrust Bank Credit Facility is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit 10.1	Credit Agreement by and among JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, the Company and the Lenders parties thereto dated as of July 27, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: July 29, 2011	By:	/s/ Pamela K. Knous
Pamela K. Knous, Executive Vice President — Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Credit Agreement by and among J.P. Morgan Chase Bank, N.A., HSBC Bank USA, National Association, the Company and the subsidiaries of the Company dated as of July 27, 2011